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                                                                   EXHIBIT 99.2

                            [LOGO] LCI INTERNATIONAL(R)
                            ----------------------------------
                                  WORLDWIDE TELECOMMUNICATIONS


                         LCI INTERNATIONAL, INC.

                     SPECIAL MEETING OF STOCKHOLDERS

                               ----------------

                             FRIDAY, JUNE 5, 1998
                                10:30 A.M.

                            LCI INTERNATIONAL
                           4650 LAKEHURST COURT
                            DUBLIN, OHIO 43016
                               ----------------

                         LCI INTERNATIONAL, INC.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LCI INTERNATIONAL, INC. (THE "COMPANY") IN CONNECTION WITH THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 1998 TO CONSIDER AND VOTE ON A PROPOSAL TO APPROVE THE MERGER OF THE COMPANY WITH QWEST 1998--L ACQUISITION CORP., A WHOLLY-OWNED SUBSIDIARY OF QWEST COMMUNICATIONS INTERNATIONAL INC., AND TO ADOPT THE AGREEMENT AND PLAN OF MERGER DATED AS OF MARCH 8, 1998 RELATING THERETO, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE "MERGER AGREEMENT").

  The undersigned hereby appoints H. Brian Thompson and James D. Heflinger, officers of the Company, with full power of substitution, his or her proxy to represent and vote, as designated below, all shares of the Company registered in the name of the undersigned, with the powers the undersigned would possess if personally present at the Company's Special Meeting of Stockholders to be held at the Company's Operations Center at 4650 Lakehurst Court, Dublin, Ohio 43016, at 10:30 a.m., local time, on June 5, 1998, and at any postponement, continuation or adjournment thereof, hereby revoking all proxies previously given with respect to the Special Meeting.

1.APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT.

                                          Date:      , 1998

                                          _____________________________________
                                          Signature

                                          _____________________________________
                                          Signature if held jointly

                                          PLEASE DATE AND SIGN ABOVE exactly
                                          as name(s) appear on your share
                                          certificate, and return this proxy
                                          promptly in the envelope provided.
                                          Executors, administrators, trustees,
                                          guardians, etc., should indicate
                                          capacity when signing. For stock
                                          held in joint tenancy, each joint
                                          owner should sign.